UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Guardion Health Sciences, Inc. (the “Company”) was recently notified that an abstract titled “Effect of oral Lumega-Z on pericentral FDT function in IOP-stabilized severe glaucoma,” will be presented at the Association for Research in Vision and Ophthalmology’s 2019 Annual Meeting in Vancouver, Canada, which will be held from April 28, 2019 to May 2, 2019. The abstract will be presented by Dr. William Sponsel. Dr. Sponsel is a member of the Company’s scientific advisory board. The study was conducted at (i) the School of Medicine, Universidad Autonoma de Guadalajara in Guadalajara, Mexico, (ii) the Visual Sciences/Biomedical Engineering, UIW/UTSA in San Antonio, Texas, and (iii) the Ophthalmology Department of the New York Medical College. The study assessed the potential utility of the Company’s medical food product, Lumega-Z, which is designed to restore the macular protective pigment layer. The abstract concludes that in patients who had ordered 12 consecutive month’s supply of Lumega-Z, Lumega-Z treatment was associated with significant improvement in Frequency Doubling Technology pericentral function among patients with severe glaucoma who had previously shown degeneration despite having had excellent intraocular pressure control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: January 15, 2019